Exhibit 10.3

CEDAR FAIR, L.P. 2008 OMNIBUS INCENTIVE PLAN

DEFERRED UNIT AWARD AGREEMENT

This Deferred Unit Award Agreement (“Agreement”) is made pursuant to the terms and conditions of the Cedar Fair, L.P. 2008 Omnibus Incentive Plan (the “Plan”), including (without limitation) Article X, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings ascribed to them in the Plan, unless indicated otherwise.

Participant Name:

Grant Date:

Number of Deferred Units Awarded:

Vesting Schedule:	Vesting will occur upon termination as a member of the Board of Directors of Cedar Fair Management, Inc.

Payment Date:	Payable upon termination as a member of the Board of Directors of Cedar Fair Management, Inc.

PAYMENT DATE: Payable upon termination as a member of the Board of Directors of Cedar Fair Management, Inc.

1.    Deferred Unit Award In General. Participant’s Award of _____ Deferred Units (“Award”) shall accrue Unit distribution equivalents (based upon actual distributions to owners of Units), if any, which shall be accumulated and credited to the Award until payment is made in accordance with Section 3 hereof. As used herein, the term “Deferred Units” means an equity-based Award measured in Units, with each Deferred Unit measured on the basis of one (1) Unit, that is subject to Section 409A and payable in Units or in a combination of cash and Units as provided in Section 3 below.

2.    Vesting Schedule. The Award will vest on the date that the Participant ceases to be a director of CFMI.

3.    Payment Dates. On the date that the Participant ceases to be a director of CFMI, the Award, plus all phantom Unit distribution equivalents accumulated and credited to the Award to the time of the distribution shall be paid, as elected by the Participant, in a lump sum in Units or a combination of cash and Units (measured using the Fair Market Value of the Units on the vesting date).

IN WITNESS WHEREOF, Cedar Fair, L.P. has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement in acceptance thereof.

Exhibit 10.3

CEDAR FAIR, LP

By:

Title:

PARTICIPANT

Signature:

Printed Name:

Address: